Exhibit 99.2

Supplemental Information February 2020 1

Forward-Looking Statements Some of the statements made in these materials are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements relating to: (1) our financial forecast, including projected sales (inclu ding specific product lines and the Company as a whole), total volume, price realization, profit margins, net income, earnings per share and free cash flow, (2) the Company’s regional and national branding and marketing initiatives, (3) the Company’s innovation, research and development plans and its ability to successfully launch new products or brands, (4) commodity prices and other inputs and the Company’s ability to forecast or predict commodity prices, milk production and milk exports, (5) the Company’s enterprise-wide cost productivity plan and other cost-savings initiatives, including plant closures and route reductions, and its ability to achieve expected savings, (6) planned capital expenditures, (7) the status of the Company’s litigation matters, (8) the Company’s plans related to its capital structure, (9) the Company’s dividend policy, (10) possible repurchases of shares of the Company’s common stoc k, (11) potential acquisitions, dispositions or other transactions and (12) the Company’s exploration of strategic alternatives and any potenti al results thereof. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in these material s, including the risks disclosed by the Company in its filings with the Securities and Exchange Commission. Projections are based on a number of assumptions. Such projections are not to be viewed as facts or a guarantee of performance and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. No assurance can be given that any particular projection will be realized. Actual results during the period or periods covered by any such projection may differ from the projected results, and such differences may be material. The cost and supply of commo dities and other raw materials are determined by market forces over which the Company has limited or no control. Sales, operating income, net inco me, debt covenant compliance, financial performance and earnings per share can vary based on a variety of economic, governmental and competitiv e factors, which are identified in the Company’s filings with the Securities and Exchange Commission, including the Company's most recent Forms 10 -K and 10-Q. The Company’s ability to profit from its branding and marketing initiatives depends on a number of factors including consumer acc eptance of its products. The declaration and payment of cash dividends under the Company’s dividend policy remains at the sole discretion of the Board of Directors and will depend upon its financial results, cash requirements, future prospects, restrictions in its credit agreements and debt covena nt compliance, applicable law and other factors that may be deemed relevant by the Board. All forward-looking statements in these materials speak only as of the date of these materials. There are no assurances that the Company’s exploration of strategic alternatives will result in a transaction or other strategic change or outcome. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any s uch statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any suc h statement is based except as required by law. 2

Preliminary 2019 Financial ($ and volume in millions) Results FY 2019 Volume 2,141 Net Sales MIP (Adjusted) Conversion Gross Margin $7,329 (4,963) (925) $1,441 Logistic Expenses Selling Expenses Marketing Expenses G&A Expenses Other (1,180) (127) (25) (290) (5) ¨ The Company’s liquidity position at December 31, 2019 was $180 million consisting of $92 million in DIP availability1, $80 million in cash, and $8 million in AR Securitization Facility availability ¨ Total 2019 production volume of 2,040 gallons, down from 2,259 in 2018 ¨ Total 2019 net shrink of $146 million vs $136 million in 2018 1. Excludes ~$66 million DIP availability subject to completion of additional Borrowing Base appraisals 3 Operating Income ($176)

Fluid and Frozen ($ and volume in millions) Financial Information Frozen1 Fluid Volume 135 1,805 Net Sales $834 $5,717 Field Level EBITDA2 $12 $111 1. Includes Frozen only and Frozen shared facilities 2. Does not include corporate SG&A and other overhead 4 YTD through Nov 2019

Preliminary Q4 (volume in millions) Volume Q4 '19 vs. PY Q4 '19 vs. PY Branded White Milk PL White Milk Branded Flavored Milk PL Flavored Milk Total Milk Branded CCHH PL CCHH Cultured Ice Cream / Novelty Juices / Drinks / Tea / Water All Other1 Total 123 233 40 12 (10%) (5%) (11%) 0% $1.49 0.71 2.05 0.91 ($0.06) 0.01 (0.05) 0.01 408 13 4 26 29 21 17 (7%) 5% (13%) (11%) (1%) (21%) (20%) $1.08 2.55 2.26 0.90 3.00 1.30 1.29 ($0.03) 0.03 0.62 (0.01) (0.07) 0.17 (1.69) 518 (8%) $1.24 $ - 1. Includes home office adjustments and Good Karma, excludes Bulk Cream 5 Std. CM Volume

Preliminary Q4 ($ and volume in millions) Volume by Format Q4 '19 as % of PY Q4 '19 as % of PY Large Customer A Large Format Small Format Food Service Schools Other Format 101 191 63 85 30 48 102% 88% 90% 96% 86% 92% $79 236 102 120 55 52 100% 91% 90% 112% 85% 70% Gallons vs. PY: ¨ Miss driven mostly by Large Format Customers volume losses in 2019 ¨ Largest customer volume better than PY due to Ice Cream win and through Indy overlap 6 Std. CM Volume

Business Plan Assumptions

	Management Core	Management Enhanced
Baseline Trends vs FY19	• Volume effectively flat • Net CM unfavorable 5%	• Same as Mgmt. Core
Timing	• Run-rate EBITDA achieved 2022	• Same as Mgmt. Core with Accelerated Market Exits
Market Exits	• 10 Markets Exited • Completed by Q1 2022	• 10 Markets Exited • Completed by Q4 2020
Revenue & Commercial Int.	• Revenue enhancement initiatives focused on value-added Pvt. Label and International Expansion with some pricing in base	• Incremental opportunity for new business and pricing adjustments versus Mgmt. Core
Procurement Int.	• Significant procurement opportunity	• Same as Mgmt. Core
Manufacturing / Logistics Int.	• Savings skewed towards logistics	• Same as Mgmt. Core
SG&A Int.	• Significant SG&A savings	• Same as Mgmt. Core

7

Enhanced Plan ($ and volume in millions) Financial Projections 2020 2021 2022 Total Volume 1,945 1,665 1,669 Net Sales Net Contribution Margin Operating Income $6,887 1,995 (173) $6,019 1,806 (2) $6,042 1,804 6 Memo: CapEx ($100) ($100) ($100) 8 EBITDA($51)$109$118

Summary of Initiatives ($ in millions) Initiatives New Commercial Initiatives Revenue Procurement Productivity Manufacturing Logistics SG&A Market Exits 2020 EBITDA Impact 2022 EBITDA Impact 2022 EBITDA Impact $8 4 15 4 6 24 8 $19 3 59 12 27 43 88 $56 31 59 12 27 43 81 9 $308 Total $70 $250 Enhanced Plan Core Plan

2022 Pro-Forma Analysis of Potential Market Exits ($ in millions) • Assumes 10 market exits • Results in 424mm of lost volume (represents 22% of total volume) Exit Impact One Time Cash Cost / Benefit Field EBITDA SG&A Overhead Cost Savings Reduction $87 10 (20) Severance / Shutdown Real Estate Proceeds ($64) 81 Notes: • Cost saving reductions due to realization of benefits via exits within exited markets which requires adjustment of program across remaining markets to account for reduced cost basis EBITDA impact above is presented ‘as if’ all exits at the beginning of 2020 (value increases over time as category decline headwinds increase Analysis modeled assuming plants are shut-down; however, expectation is that some plants / markets would be sold as going concern operations • • 10 On-Going EBITDA Benefit $77 Net Cash Benefit $17

Initiatives Detail

- **Milk Procurement**
  - Current milk spend of ~$3.6bn, with ~$3.2bn (88%) subject to federally regulated pricing
    - Remaining ~$0.4bn is over order premium and milk spend in unregulated regions
  - Dean conducts price comparisons with other co-ops to confirm DFA milk pricing remains competitive per contract terms
  - Largest class I fluid milk buyer, with 32% of national volume
    - May pay over order premiums as required for additional volume
  - Dean is not actively seeking more storage space for fluid milk (estimated $100k per silo annually)
- **Non-Milk Procurement**

Opportunity	FY2019 Spend
Ingredients	$341
Dairy	551
Freight / Hauling	388
Packaging	738
Other	875
Total	**$2,893**

11

Initiatives Detail (Cont’d) ☐ Logistics ☐ Current Logistics spend of ~$1.2bn, split between fleet and internal costs (~$900mm) and 3rd party freight & logistics (~$300mm) ☐ Management estimates $2mm rate tightening on ~$190mm spend in 2020 truckload freight costs ☐ 3rd party distributors have been exiting the industry due to unprofitability, which could cause Dean’s freight costs to rise in the future ☐ Pricing ☐ Pricing opportunity reflects less than 1% price increase ☐ 2019 volume price adjustments resulted in gross increase of $37mm, but loss of volume ☐ Achieved $17mm on 2020 APA for commodity milk ☐ From 2018 to 2019, Year-over-Year MIP cost per gallon has risen faster than price adjustments 12

Initiatives Detail (Cont’d) ☐ Gross-to-Net / Trade ☐ Current gross-to-net represents ~$500mm in annual trade, promotions, rebates and other related costs; estimated based on ~$200mm addressable spend ☐ Trade spend in fluid business is more likely to be contractual customer discounts ☐ Private label comprises 50% - 60% of overall business ☐ ~$17mm reduction in trade spend drove gross margin increase ☐ Dean received ~$76mm in customer returns, with greater frequency among small format customers 13

Initiatives Detail (Cont’d) ☐ Manufacturing ☐ 2019 conversion costs of $925mm, split between personnel (~$533mm) and other overhead (~$392mm) ☐ Personnel costs account for ~58% of total conversion costs, including salary & wages, overtime compensation, temporary labor, and benefits ☐ Regular pay and overtime costs have decreased year-over-year, with volume down ~10% ☐ SG&A Expense Current SG&A costs of $440mm, split between personnel (~$240mm) and other overhead and 3rd party costs (~$200mm) ☐ 14